Exhibit 99.1

June 15, 2009

PRESS RELEASE

COMMUNITY BANCORP. ACCOUNCES QUARTERLY DIVIDEND

Derby, VT	For Immediate Release

For more information, contact Stephen P. Marsh, President & CEO at 802-334-7915

Community Bancorp., the parent company of Community National Bank, has declared a dividend of twelve cents per share payable August 1, 2009 to shareholders of record as of July 15, 2009.

Community National Bank is an independent bank that has been serving its communities since 1851, with offices now located in Derby, Derby Line, Island Pond, Barton, Newport, Troy, St. Johnsbury, Montpelier, Barre, Lyndonville, Morrisville and Enosburg.